Exhibit 8.1

[Letterhead of]

Baker & McKenzie LLP

Baker & McKenzie LLP.

130 East Randolph Street, Suite 3900

Chicago, Illinois 60601

Re:  Agreement and Plan of Merger Among Ecolab Inc., Sustainability Partners Corporation and Nalco Holding Company

Ladies and Gentlemen:

We have acted as counsel for Ecolab Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger dated as of July 19, 2011 (the “Agreement”), among Ecolab, Sustainability Partners Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Nalco Holding Company, a Delaware corporation (“Nalco”), whereby Nalco will merge with and into Merger Sub (the “Merger”) with Merger Sub becoming the “Surviving Corporation”, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement and references herein to the Agreement shall include all exhibits and schedules thereto. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-176601) (as amended, the “Registration Statement”), which includes the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger and to which this opinion appears as an exhibit.

We have examined the (i) the Agreement, (ii) the Registration Statement, and (iii) the representation letters of the Company (together with Merger Sub) and Nalco delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by the Company (together with Merger Sub) and Nalco in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of the Company, Merger Sub or Nalco or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification.  We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.  If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Proxy Statement/Prospectus, we hereby confirm our opinion set forth in the discussion contained in the Proxy Statement/Prospectus under the caption “Material U.S. Federal Income Tax Consequences of the Merger”.  We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.  We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement by post-effective amendment, pursuant to the terms of the Agreement, and to the references to our firm name therein.

Very truly yours,